UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 3, 2024

(Date of earliest event reported)

TOOTSIE ROLL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-01361 (Commission File Number)	22-1318955 (IRS Employer Identification No.)

7401 South Cicero Avenue
Chicago, IL 60629
(Address of principal executive offices)

Registrant’s telephone number including area code: (773) 838-3400

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value $0.694 per share	TR	New York Stock Exchange

Item 2.06.	Material Impairments.

On December 3, 2024, the Board of Directors (the “Board”) of Tootsie Roll Industries, Inc. (the “Company”) revoked its prior action dated December 28, 2018 that permitted management to take appropriate action to preserve the full income tax deductibility of certain amounts under its nonqualified deferred compensation plans in light of changes to Section 162(m) of Internal Revenue Code made by the Tax Cuts and Jobs Act of 2017 (“TCJA”).  The Board revoked its authorization after determining that it was no longer feasible, after considering the purpose of these plans, to secure tax deductions on all accrued deferred compensation by further deferring payment amounts, in large part, due to interpretations of TCJA later adopted by the IRS and the subsequent growth of plan account balances due to sustained equity market appreciation.

Given this Board action and the resulting expectation that certain additional amounts of deferred compensation will not be tax deductible in future years, the Company concluded that it will be required under generally accepted accounting principles in the United States of America to write off the related deferred tax assets. The adjustment to the deferred tax assets is expected to result in a non-cash tax charge between approximately $11 and $12 million in fourth quarter 2024. This charge will be reflected in the Company’s annual report on Form 10-K for fiscal year 2024. The Company does not anticipate that this write off will result in future cash expenditures other than the Company’s inability to deduct certain deferred compensation payments against future taxable income.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expected amount and timing of charges the Company expects to record as a result of the impairment of its deferred tax assets, as well as the events, circumstances and assumptions that underly these matters. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this report. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including the risk that the charges may be in excess of the estimated amounts or may occur in different fiscal periods than expected and other risk factors, including those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as required under applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed thereunto duly authorized.

December 9, 2024	TOOTSIE ROLL INDUSTRIES, INC.

	By:	/S/ G. HOWARD EMBER, JR.
G. Howard Ember, Jr.
Vice President Finance and Chief Financial Officer

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